LETTERHEAD OF NEWPORT NEWS SHIPBUILDING






                                 July 28, 1999


Newport News Shipbuilding Inc.
4101 Washington Street
Newport News, VA 23607

         Re: S-8 Registration of Additional Shares for the Newport News Shipbuilding Savings (401(k)) Plan for Union Eligible Employees (the "Plan")

Ladies and Gentlemen:

         As Vice President and General Counsel of Newport News Shipbuilding Inc. (the "Company"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register an aggregate of 50,000 shares of common stock, par value $.01 per share (including associated rights) (the "Shares"), of the Company which may from time to time be offered and sold by the Company in connection with the Plan.

         I am familiar with the Registration Statement and the Exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to me as originals. I have also assumed the conformity to the originals of all documents submitted to me as copies.

         Based upon and subject to the foregoing, I am of the opinion that the Shares that will be originally issued under the Plan have been duly authorized and, when issued pursuant to and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

         I hereby consent to the use of my name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                 Very truly yours,

                                 /s/ Stephen B. Clarkson

                                 Stephen B. Clarkson
                                 Vice President, General Counsel
                                 and Secretary